UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

CARDCONNECT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36846	46-5380892
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Continental Drive, Suite 300, King of Prussia, PA	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (484) 581-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 4, 2016, CardConnect Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) that included, among other things, certain information regarding the Company’s 2016 Omnibus Equity Compensation Plan (the “Plan”) and attached the Plan as an exhibit. The sole purpose of this amendment (this “Amendment”) is to amend and restate certain of the information in Item 2.01 of the Original Form 8-K under the heading “Securities Available under Outstanding Equity Plans” and to re-file the Plan as an exhibit to correct a scrivener’s error relating to the number of shares authorized for issuance under the Plan. The Original Form 8-K stated that there were 3,416,867 shares authorized for issuance under the Plan and the actual number of shares authorized for issuance under the Plan is 3,796,296 shares.

This Amendment not modify or update any of the information or disclosures in the Original 8-K except to the extent specifically set forth herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The first paragraph under the heading “Securities Available under Outstanding Equity Plans” in Item 2.01 of the Original Form 8-K is amended and restated in its entirety as follows:

There are 3,796,296 shares authorized for issuance under the Plan. As of August 4, 2016, there are grants for 3,416,867 shares of common stock outstanding under the Plan, which include 26,388 shares underlying outstanding restricted stock grants and 3,390,479 shares underlying outstanding option grants, which have a weighted average exercise price of $10.61. As of August 4, 2016, there are 379,429 shares available for issuance under the Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits filed as part of this Current Report on Form 8-K are listed in the index to exhibits immediately following the signature page to this Current Report on Form 8-K, which index to exhibits is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDCONNECT CORP.

Dated: August 12, 2016	By:	/s/ Jeffrey Shanahan
	Name:	Jeffrey Shanahan
	Title:	Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.	Description

10.13(a)	CardConnect Corp. 2016 Omnibus Equity Incentive Plan

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